Exhibit 21.1
Subsidiaries of CNO Financial Group, Inc.

Name	State or Other Jurisdiction
40|86 Advisors, Inc.	DE
40|86 Mortgage Capital, Inc.	DE
American Life and Casualty Marketing Division Co.	IA
Bankers Conseco Life Insurance Company	NY
Bankers Life Advisory Services, Inc.	IN
Bankers Life Agency, Inc.	IL
Bankers Life and Casualty Company	IL
Bankers Life Securities General Agency, Inc.	IN
Bankers Life Securities, Inc.	IN
Benetek Corporation	FL
Business Credit Administration Corporation	IN
C.P. Real Estate Services Corporation	NJ
CDOC, Inc.	DE
CNO Bermuda Re, Ltd.	Bermuda
CNO Management Services Company	TX
CNO Services, LLC	IN
Colonial Penn Life Insurance Company	PA
Conseco Life Insurance Company of Texas	TX
Conseco Marketing, L.L.C.	IN
CreekSource, LLC	DE
Design Benefit Plans, Inc.	IL
EA Canada Development ULC	British Columbia, Canada
EA HR Acquisition, LLC	DE
Green Bay Trail Investment Corp.	DE
Green Bay Trail Investment Trust	DE
Greenlight Educators LLC	DE
Hawthorne Advertising Agency Incorporated	PA
Illinois General Investment Corp.	DE
Illinois General Investment Corp. II	DE
Illinois General Investment Trust	DE
Illinois General Investment Trust II	DE
Indiana General Investment Corp.	DE
Indiana General Investment Trust	DE
K.F. Insurance Agency of Massachusetts, Inc.	MA
Optavise, LLC	DE
Performance Matters Associates, Inc.	IN
Resource Life Insurance Company	IL
Washington National Insurance Company	IN